EXHIBIT 23.1

Deloitte & Touche LLP
1125 Northwest Couch Street
Suite 600
Portland, OR 97209-4156
USA

Tel:+1 503 222 1341
Fax:+1 503 224 2172
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2023, relating to the financial statements of Barrett Business Services, Inc. and the effectiveness of Barrett Business Services, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Barrett Business Services, Inc. for the year ended December 31, 2022.

Portland, Oregon

June 26, 2023